                                                                    EXHIBIT 99.1


                    STEWART INFORMATION SERVICES CORPORATION

                             DETAILS OF INVESTMENTS
                     MARCH 31, 2001 AND DECEMBER 31, 2000


                                                             MAR 31      DEC 31
                                                              2001        2000
                                                             -------     -------
                                                               ($000 Omitted)
Investments, at market, partially restricted:
  Short-term investments                                      48,914      53,748
  U. S. Treasury and agency obligations                       22,079      22,661
  Municipal bonds                                            135,349     134,894
  Mortgage-backed securities                                  12,538      16,047
  Corporate bonds                                             85,552      78,683
  Equity securities                                            5,780       6,107
                                                             -------     -------
    TOTAL  INVESTMENTS                                       310,212     312,140
                                                             =======     =======

NOTE: The total appears as the sum of three amounts on the condensed consolidated balance sheets presented on page 2: (1) "short-term investments", (2) "investments -- statutory reserve funds" and
(3) "investments - other".